Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149240, No. 333-141583, No. 333-134097, No. 333-124136, No. 333-114020 and No. 333-110517) and on Form S-3 (No. 333-146808 and No. 333-121303) of Genitope Corporation of our report dated March 30, 2006 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 26, 2007